Exhibit 107
Calculation of Filing Fee Tables
S-8
(Form Type)
Sonder Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2021 Equity Incentive Plan	Other	27,810,900(2)	$4.56(8)	$126,817,704.00	0.0000927	$11,756.00
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to outstanding options under the 2021 Equity Incentive Plan	Other	2,015,595(3)	$4.83(9)	$9,735,323.85	0.0000927	$902.46
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2021 Employee Stock Purchase Plan	Other	4,872,922	$3.88(10)	$18,906,937.36	0.0000927	$1,752.67
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to outstanding options under the 2019 Equity Incentive Plan	Other	21,527,254(4)	$5.79(11)	$124,642,800.66	0.0000927	$11,554.39
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to restricted stock units under the 2019 Equity Incentive Plan	Other	72,254(5)	$4.56(12)	$329,478.24	0.0000927	$30.54
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to outstanding options under the Sonder Stock Option Plan	Other	7,655,529(6)	$1.73(13)	$13,244,065.17	0.0000927	$1,227.73
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Management Equity Incentive Plan	Other	14,500,000(7)	$4.56(14)	$66,120,000.00	0.0000927	$6,129.33
Total Offering Amounts					$359,796,309.28		$33,353.12
Total Fee Offsets
Net Fee Due					$359,796,309.28		$33,353.12
(1)Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock (“Common Stock”) that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Common Stock, as applicable.
(2)Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2021 Equity Incentive Plan. The number of shares of Common Stock available under the 2021 Equity Incentive Plan will be increased by any shares of Common Stock underlying awards (the “Rollover Awards”) issued upon conversion of existing awards outstanding under the 2019 Equity Incentive Plan or the Sonder Stock Option Plan immediately prior to the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of April 29, 2021 (as amended by that certain Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 27, 2021), by and among the Registrant (formerly known as Gores Metropoulos II, Inc.), Sunshine Merger Sub I, Inc., a Delaware corporation, Sunshine Merger Sub II, LLC, a Delaware limited liability company, and Sonder Operating Inc., a Delaware corporation (formerly known as Sonder Holdings Inc.), that, on or after the effectiveness of the 2021 Equity Incentive Plan, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest. The maximum number of shares that can be added to the 2021 Equity Incentive Plan from Rollover Awards is 26,171,806. See footnotes 4, 5 and 6.
(3)Represents shares of Common Stock reserved for issuance pursuant to options outstanding under the 2021 Equity Incentive Plan as of the date of this Registration Statement. To the extent that any shares subject to awards under the 2021 Equity Incentive Plan expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by the Registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest, the shares of common stock subject to such awards will become available for issuance under the 2021 Equity Incentive Plan.
(4) Represents shares of Common Stock reserved for issuance pursuant to stock options outstanding under the 2019 Equity Incentive Plan as of the date of this Registration Statement. Any shares subject to awards outstanding under the 2019 Equity Incentive Plan that, on or after the Registration Date, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest will become available for issuance as shares of Common Stock under the 2021 Equity Incentive Plan, subject to the maximum limit set forth in the 2021 Equity Incentive Plan. See footnote 2 above.
(5)Represents shares of Common Stock reserved for issuance pursuant to awards of restricted stock units outstanding under the 2019 Equity Incentive Plan as of the date of this Registration Statement. Any shares subject to awards outstanding under the 2019 Equity Incentive Plan that, on or after the Registration Date, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest will become available for issuance as shares of Common Stock under the 2021 Equity Incentive Plan, subject to the maximum limit set forth in the 2021 Equity Incentive Plan. See footnote 2 above.
(6)Represents shares of Common Stock reserved for issuance pursuant to stock options outstanding under the Sonder Stock Option Plan as of the date of this Registration Statement. Any shares subject to awards outstanding under the Sonder Stock Option Plan that, on or after the Registration Date, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest will become available for issuance as shares of Common Stock under the 2021 Equity Incentive Plan, subject to the maximum limit set forth in the 2021 Equity Incentive Plan. See footnote 2 above.
(7)Represents shares of Common Stock reserved for issuance pursuant to future awards under the Management Equity Incentive Plan.
(8) Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on March 21, 2022, which date is within five business days prior to the filing of this Registration Statement.

(9) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $4.83 per share, the weighted-average exercise price of stock options outstanding under the 2021 Equity Incentive Plan as of the date of this Registration Statement.
(10) Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on March 21, 2022, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the minimum percentage of the price per share applicable to purchases under the 2021 Employee Stock Purchase Plan. Pursuant to the 2021 Employee Stock Purchase Plan, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the Common Stock on the Enrollment Date or the Exercise Date (as such terms are defined in the 2021 Employee Stock Purchase Plan).
(11) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $5.79 per share, the weighted-average exercise price of stock options outstanding under the 2019 Equity Incentive Plan as of the date of this Registration Statement.
(12) Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on March 21, 2022, which date is within five business days prior to the filing of this Registration Statement.
(13) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $1.73 per share, the weighted-average exercise price of stock options outstanding under the Sonder Stock Option Plan as of the date of this Registration Statement.
(14)Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on March 21, 2022, which date is within five business days prior to the filing of this Registration Statement.